UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 21, 2005

TRESTLE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware	0-23000	95-4217605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

199 Technology, Suite 105 Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 673-1907

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. - UNREGISTERED SALES OF EQUITY SECURITIES.
On January 21, 2005, the Company issued a press release announcing that it has completed its private placement. The placement was a unit offering to institutional and accredited investors, with each unit consisting of one share of the Company's common stock and a warrant to purchase 0.75 shares of common stock. The units were priced at $1.75 and each warrant is exercisable for whole shares only at $1.75 per share. The Company intends to use proceeds of the offering for working capital, including its previously announced services business and its proposed acquisition of Interscope Technologies. In two closings, the Company sold an aggregate of 2,600,000 units resulting in gross proceeds of $4,550,000 to the Company. The units sold by the Company have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent such registration or an available exemption from registration. The Company has agreed to file a resale registration statement for purpose of registering for resale the shares of common stock forming the units, including the common stock underlying the warrants, not later than January 31, 2005. The funding was over subscribed and the Board of Directors approved the increase in the amount of funding. The investors who invested earlier consented to the increase. The Company paid commission of $19,600 to Scottsdale Capital and $137,597 to T.R. Winston & Company as non-exclusive agents on the funding. A copy of the press release, purchase agreement, warrant agreement and private placement memorandum are attached to this Form 8-K as Exhibit 99.1, 99.2, 99.3 and 99.4 respectively and are incorporated herein by reference. Memorandum

Item 9.01. - FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements.

Not applicable.

(b)	Pro Forma Financial Information

Not applicable

(c)	Exhibits

99.1	Press release dated January 21, 2005.
99.2	Purchase agreement.
99.3	Warrant agreement.
99.4	Private placement memorandum.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRESTLE HOLDINGS, INC.

Date: January 21, 2005	By:	/s/ BARRY HALL
_______________________ Barry Hall
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated as of January 21, 2005.
99.2	Purchase agreement.
99.3	Warrant agreement.
99.4	Private placement memorandum.

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